SR&F High Yield Portfolio
Investments as of May 30, 1997
(Amounts In Thousands)
(Unaudited)


                                                   Principal   Market
Long-Term Obligations  (94.6%)                      Amount      Value

Aerospaces & Transportation Equipment (2.4%)
*Derlan Manufacturing 10.000% 1/15/07              $  250      $  255
*L-3 Communications Corp. 10.375% 5/01/07             500         527
                                                                -----
                                                                  782

Automotive (2.3%)
Collins & Aikman Products 11.500% 4/15/06             200         224
Penda Corporation Series B 10.750% 3/01/04            500         505
                                                                -----
                                                                  729

Business Services (3.0%)
Iron Mountain Inc. 10.125% 10/01/06                   500         527
Lamar Advertising Co. 9.625% 12/01/06                 200         204
*Safelite Glass Corp. 9.875% 12/15/06                 200         212
                                                                -----
                                                                  943

Cable/Media (1.8%)
JCAC Inc. 10.125% 6/15/06                             150         159
SFX Broadcasting Series B 10.750% 5/15/06             150         162
Young Broadcasting Corp. 10.125% 2/15/05              250         261
                                                                -----
                                                                  582

Communications (6.5%)
Century Communications Inc. 9.750% 2/15/02            200         208
*Dobson Communications Corp. 11.750% 4/15/07          250         242
Frontiervision 11.000% 10/15/06                       250         258
*ITC Deltacom Inc. 11.000% 6/01/07                    500         509
Jones Intercable Inc. 8.875% 4/01/07                  500         499
*Pricellular Wire 10.750% 11/01/04                    150         157
Rogers Communications 9.125% 1/15/06                  200         198
                                                                -----
                                                                2,071

Consumer Products (4.4%)
*Coleman Escrow Corp. Zero Coupon
  First Priority (Effective Yield
   11.125%) 5/15/01                                  250          162
  Second Priority (Effective Yield 12.875%) 5/15/01  750          456
*Renaissance Cosmetics 11.750% 2/15/04               500          520
Revlon Consumer Products Series B 10.500% 2/15/03    250          265
                                                                -----
                                                                1,403

Containers (2.5%)
*Consumers International 10.250% 4/01/05            500           534
*Vicap S.A. 10.250% 5/15/02                         250           254
                                                                -----
                                                                  788

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                   Principal   Market
                                                    Amount     Value
Energy - Services (4.7%)
Dawson Production Services 9.375% 2/01/07           250           252
*Forcenergy Inc. 8.500% 2/15/07                     500           485
Triton Energy Ltd. 8.750% 4/15/02                   500           514
*Wiser Oil Co. 9.500% 5/15/07                       250           251
                                                                -----
                                                                1,502

Financial & Financial Services (4.0%)
*Navistar Financial Corp. 9.000% 6/01/02            500           506
Penncorp Financial Group 9.250% 12/15/03            500           522
*William Scotsman Inc. 9.875% 6/01/07               250           251
                                                                -----
                                                                1,279

Food & Beverages (4.8%)
*DGS International Finance Co. 10.000% 6/01/07      500           505
*Pepsi-Gemex S.A. 9.750% 3/30/04                    500           516
*Windy Hill Pet Food Co. 9.750% 5/15/07             500           504
                                                                1,525

Foreign Sovereign (3.9%)
*City of Moscow 9.500% 5/31/00                      500           502
*Guangdong Enterprises 8.875% 5/22/07               500           503
*United Mexican States 7.875% 8/06/01(Floating
   Rate)                                            250           251
                                                                -----
                                                                1,256

Health Services & Equipment (3.2%)
Dynacare Inc. 10.750% 1/15/06                       500           519
Loewen Group Inc. 8.250% 10/15/03                   500           509
                                                                -----
                                                                1,028

Hospitals & Nursing Home Care (2.1%)
*Integrated Health Services 9.500% 9/15/07          400           412
Tenet Healthcare Corp. 8.625% 1/15/07               250           252
                                                                -----
                                                                  664

Hotels & Entertainment (6.2%)
*Boyd Gaming Corp. 10.250% 4/15/07                  500           495
Lady Luck Gaming 11.875% 3/01/01                    500           502
Premier Parks Inc. 9.750% 1/15/07                   250           259
*Prime Hospitality 9.750% 4/01/07                   500           522
Station Casinos Inc. 10.125% 3/15/06                200           200
                                                                -----
                                                                1,978

Machinery & Fabricated Metal Products (9.8%)
*AK Steel Corporation 9.125% 12/15/06               200           206
*BWAY Corp. 10.250% 4/15/07                         350           372
*Clark Materials Handling 10.750% 11/15/06          150           157
*Federal-Mogul Co. 8.800% 4/15/07                   350           356
*IMPSA 9.500% 5/31/02                               500           499
Titan Wheel International Inc. 8.750% 4/01/07       500           510

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                   Principal   Market
                                                    Amount     Value
Machinery & Fabricated Metal Products (Continued)
*Wells Aluminum 10.125% 6/01/05                    500            508
*US Can Corp. 10.125% 10/15/06                     500            527
                                                                -----
                                                                3,135

Miscellaneous Services (1.6%)
*Dyncorp Inc. 9.500% 3/01/07                       500            500

Paper (0.9%)
APP International Finance Company (Yankee
  Issue) 10.250% 10/01/00                          150            153
*Specialty Paperboard Inc. 9.375% 10/15/06         150            152
                                                                -----
                                                                  305

Publishing & Broadcasting (1.6%)
Hollinger International Publishing 8.625% 3/15/05  500            505

Restaurants (1.6%)
*AFC Enterprises 10.250% 5/15/07                   250            251
*TV Azteca 10.500% 2/15/07                         250            257
                                                                -----
                                                                  508

Retail (7.0%)
Central Tractor Farm & Country 10.625% 4/01/07     500            520
*Cole National Group 9.875% 12/31/06               200            209
*Quality Food Centers 8.700% 3/15/07               500            504
*Radio One Inc. 7.000% 5/15/04                     500            441
*Ralphs Grocery 11.000% 6/15/05                    350            385
TLC Beatrice International Holdings
  11.500% 10/01/05                                 150            166
                                                                -----
                                                                2,225

Rubber, Plastic & Related Materials (3.6%)
*Key Plastics Inc. 10.250% 3/15/07                 500            524
*Plastic Containers Inc. 10.000% 12/15/06          350            364
*Tekni-Plex Inc. 11.250% 4/01/07                   250            263
                                                                -----
                                                                1,151

Sanitary Services (1.7%)
*Allied Waste Industries Zero Coupon
  (Effective Yield 5.597%) 6/01/07                 900            546

Specialty Chemicals (0.5%)
ISP Holdings Inc. 9.000% 10/15/03                  150            154

Telephone (4.4%)
*Brooks Fiber Properties 10.000% 6/01/07           750            756
*Comtel Brasileira Ltd. (Yankee Issue)
  10.750% 9/26/04                                  250            267
Philippine Long Distance Telephone Co.
  7.875% 3/06/07                                   250            238
Teleport Communications Group Inc.
  9.875% 7/01/06                                   150            158
                                                                -----
                                                                1,419

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                   Principal   Market
                                                    Amount     Value
Textile & Apparel (3.8%)
*Anvil Knitwear Inc. 10.875% 3/15/07               500            506
*GFSI Inc. 9.625% 3/01/07                          250            250
*Tultex Corp. 9.625% 4/15/07                       250            263
*William Carter 10.375% 12/01/06                   200            209
                                                                -----
                                                                1,228

Transportation & Transportation Equipment (2.5%)
*Atlantic Express 10.750% 2/01/04                  250            260
*Greyhound Lines 11.50% 4/15/07                    500            529
                                                                -----
                                                                  789

Utilities (3.8%)
California Energy Company Inc. 9.500% 9/15/06      500            530
*Energy Corp. of America 9.500% 5/15/07            500            501
Midland Funding II Series B 13.250% 7/23/06        150            182
                                                                -----
                                                                1,213
                                                                -----

Total Long-Term Obligations
(Cost basis $29,700)                                           30,208

Short-Term Obligation (8.6%)
Commercial Paper
Associates Corp. N.A. 5.600% 6/02/97             2,740          2,739
(Amortized cost $2,739)                                        ------

Total Investments (103.2%)
(Cost basis $32,439)                                           32,947
Other Assets, Less Liabilities (-3.2%)                        (1,007)
                                                               ------
Total Net Assets (100%)                                       $31,940
                                                              =======

*Represents private placement securities issued under Rule 144A, which are exempt from the registration requirements of the Securities Act of 1933. These securities generally are issued to qualified institutional buyers, such as the Portfolio, and any resale must be in an exempt transaction, normally to other qualified institutional investors. At May 31, 1997, the aggregate value of the Portfolio's private placement securities was $20,093 (aggregate cost of $19,697), which represented 62.9 percent of net assets.

See accompanying notes to financial statements.

Stein Roe Institutional High Yield Fund
May 30, 1997
Balance Sheet
(Amounts in thousands, except per-share amount)
(Unaudited)

Assets
  Investment in SR&F High Yield Portfolio, at market   $102
  Unamortized organization costs                         34
  Receivable from investment adviser                     41
  Miscellaneous prepaid expenses                          5
  Other                                                   2
                                                       ----
     Total Assets                                      $184
                                                       ====

Liabilities
  Payable to the investment adviser for
    organization costs incurred                        $ 55
  Other liabilities                                      24
                                                       ----
      Total Liabilities                                  79

Capital
  Paid in capital                                       103
  Net unrealized appreciation of investment               2
                                                       ----
      Total Capital (Net Assets)                        105
                                                       ----
      Total Liabilities and Capital                    $184
                                                       ====
Shares Outstanding (Unlimited number authorized)         10
                                                       ====
Net Asset Value (Capital) Per Share                  $10.18
                                                      =====

See accompanying notes to financial statements.

Stein Roe Institutional High Yield Fund
Statement of Operations
Period Ended May 30, 1997 (a)
(Amounts in thousands)
(Unaudited)

Investment Income
Investment income allocated from SR&F High
  Yield Portfolio                                       $   4

Expenses
Organization expense                                       21
Trustees fees                                              20
Accounting fees                                            10
Legal and audit fees                                        9
Printing and postage                                        8
SEC and state registration fees                             3
Other                                                       1
Custodian fees                                              1
                                                         ----
                                                           73
Reimbursement of expenses by investment adviser           (72)
                                                         ----
  Total Expenses                                            1
                                                         ----
  Net Investment Income                                     3

Realized and Unrealized Gains on Investment
Net change in unrealized appreciation
  allocated from SR&F High Yield Portfolio                  2
                                                         ----
  Net Gains on investment                                   2
                                                         ----
Net Increase in Net Assets Resulting from Operations     $  5
                                                         =====

(a) From commencement of operations on January 3, 1997.

See accompanying notes to financial statements.

Stein Roe Institutional High Yield Fund
Statement of Changes in Net Assets
Period Ended May 30, 1997 (a)
(Amounts in thousands)
(Unaudited)

Operations
Net investment income                                      $  3
Net change in unrealized appreciation
  allocated from SR&F High Yield Portfolio                    2
                                                           ----
    Net Increase in Net Assets Resulting from Operations      5
                                                           ----
Distributions to Shareholders
Dividends from net investment income                         (3)
                                                           ----
Share Transactions
Subscriptions to fund shares                                100
Investment income dividends reinvested                        3
                                                           ----
  Net Increase from Share Transactions                      103
                                                           ----
  Net Increase in Net Assets                                105

Total Net Assets
Beginning of Period                                          --
                                                           ----
End of Period                                               105
                                                           ====
Accumulated Undistributed Net Investment Income           $  --
                                                           ====
Analyses of Changes in Shares of Beneficial Interest
Subscriptions to fund shares                                 10
                                                           ----
Net increase in fund shares                                  10
Shares outstanding beginning of period                       --
                                                           ----
Shares outstanding ending of period                          10
                                                           ====

(a) From commencement of operations on January 3, 1997.

See accompanying notes to financial statements.

SR&F High Yield Portfolio
Balance Sheet
(Amounts In Thousands)
(Unaudited)

                                                        May 30,
                                                          1997
                                                        --------
Assets
Investments, at market value (Cost $32,439)             $32,947
Accrued interest receivable                                 490
Other assets                                                  6
                                                        -------
       Total Assets                                      33,443

Payable for investments purchased                         1,503
                                                        -------
Net Assets applicable to investors' beneficial interest $31,940
                                                        =======

See accompanying notes to financial statements.

------------------------------------------------------------
Statement of Operations
(Amounts In Thousands)
(Unaudited)
                                                        Period
                                                        Ended
                                                        May 30,
                                                        1997 (a)
                                                        --------
Investment Income
Interest income                                         $   710
                                                        -------
Expenses
Management fees                                             37
Audit and legal fees                                        13
Accounting fees                                             10
Trustees fees                                                4
Transfer agent fees                                          3
Other                                                        3
                                                        ------
       Total Expenses                                       70
                                                        ------
Net Investment Income                                      640

Realized and Unrealized Gains on Investments
Net realized gains on investments                           78
Net change in unrealized appreciation                      508
                                                       -------
  Net Gains on investments                                 586
                                                       -------
Net Increase in Net Assets Resulting from Operations   $ 1,226
                                                       =======

See accompanying notes to financial statements.

SR&F High Yield Portfolio
Statement of Changes in Net Assets
(Amounts In Thousands)
(Unaudited)
                                                           Period
                                                           Ended
                                                           May 30,
                                                           1997 (a)
                                                           --------
Operations
Net Investment income                                      $   640
Net realized gains on investments                               78
Net change in unrealized appreciation of investments           508
                                                           -------
      Net increase in Net Assets Resulting from Operations   1,226

Transactions in investors' beneficial interests
Contributions                                               33,408
Withdrawals                                                 (2,694)
                                                           -------
     Net Increase from Share Transactions                   30,714
                                                           -------
     Net Increase in Net Assets                             31,940

Total Net Assets
Beginning of Period                                             --
                                                          --------
End of Period                                             $ 31,940
                                                          ========

(a) From the commencement of operations on November 1, 1996.

See accompanying notes to financial statements.

Note 1. Organization of the SR&F High Yield Portfolio

The SR&F High Yield Portfolio (the "Portfolio") is a separate series of the SR&F Base Trust, a Massachusetts common trust organized under an Agreement and Declaration of Trust dated August 23, 1993. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio. The Portfolio commenced operation on November 1, 1996.

The Portfolio allocates net asset value, income and expenses based on respective percentage ownership of each investor on a daily basis.
At May 30, 1997, Stein Roe High Yield Fund, Stein Roe Institutional Client High Yield Fund and Stein Roe Institutional High Yield Fund owned 38.6 percent, 61.1 percent and 0.3 percent, respectively.

Note 2. Significant Accounting Policies

The following are the significant accounting policies of Stein Roe Institutional High Yield Fund (the "Fund") a series of the Stein Roe Institutional Trust, an open-end diversified management investment company organized as a Massachusetts business trust (the "Trust"), and the SR&F High Yield Portfolio (the "Portfolio"), a series of the SR&F Base Trust (a Massachusetts common law trust).

The policies are in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuations
All securities are valued as of May 30, 1997, the last business day in the period. Long-term debt securities are valued using market quotations if readily available at the time of valuation. If market quotations are not readily available, they are valued at a fair value using a procedure determined in good faith by the Board of Trustees, which has authorized the use of market valuations provided by a pricing service. Short-term debt securities with remaining maturities of 60 days or less are valued at their amortized cost. Those with remaining maturities of more than 60 days for which market quotations are not readily available are valued by use of a matrix, prepared by the Adviser, based on quotations for comparable securities. Other assets are valued by a method that the Board of Trustees believes represents a fair value.

Futures Contracts
The Portfolio may enter into U.S. Treasury bond futures contracts to either hedge against expected declines of their securities or as a temporary substitute for the purchase of individual bonds. Risks of entering into futures contracts include the possibility that there may be an illiquid market at the time the Portfolio seek to close out a contract, and changes in the value of the futures contract may not correlate with changes in the value of the securities being hedged.

Upon entering into a futures contract, the Portfolio deposits cash or securities with its custodian in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by the Portfolio equal to the daily change in the contract value and are recorded as unrealized gains or losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires. The Portfolio did not enter into any futures contracts during the period ended May 30, 1997.

Federal Income Taxes
No provision is made for federal income taxes, since (a) the Fund elects to be taxed as a "regulated investment company" and makes such distributions to its shareholders as to be relieved of all federal income tax under provisions of current federal tax law and (b) the Portfolio is treated as a partnership for federal income tax purposes and all of its income is allocated to its owners based on respective percentages of ownership.

The Fund intends to utilize provisions of the federal income tax laws that allows it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized gains.

Distributions to Shareholders
Dividends from net investment income are declared daily and paid monthly. Capital gains distributions, if any, are distributed annually. Distributions in excess of tax basis earnings are reported in the financial statements as a return of capital. Differences in the recognition or classification of income between the financial statements and tax earnings that result in temporary overdistributions are classified as distributions in excess of net investment income or net realized gains, and all permanent differences are reclassified to paid-in capital.

The Fund had no distributions in excess of net investment income or net realized gains for the period ended May 30, 1997.

Other Information
Realized gains or losses from sales of securities are determined on the specific identified cost basis.

Securities purchased on a when-issued basis may be settled a month or more after the transaction date. These securities are subject to market fluctuation during this period. The Portfolio did not have any when-issued or delayed delivery purchase commitments as of May 30, 1997.

All amounts, except per-share amounts, are shown in thousands.

Note 3. Portfolio Composition

The Fund invests all of its net investable assets in the Portfolio. The Portfolio invests primarily in high yield, high-risk medium- and lower-quality debt securities.

Note 4. Trustees' Fees and Transactions with Affiliates

The Fund and the Portfolio pay monthly management fees, computed and accrued daily, to Stein Roe & Farnham Incorporated (the "Adviser"), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, for its services as investment adviser and manager.

The management fee for High Yield Portfolio is .50 of 1 percent of the first $500 million of average daily net assets and .475 of 1 percent thereafter.

The administrative fee for the Fund is .15 of 1 percent of the first $500 million of average daily net assets and .125 of 1 percent thereafter.

The administrative agreement of the Fund provides that the Adviser will reimburse the Fund to the extent that its annual expenses, excluding certain expenses, exceed the applicable limits prescribed by any state in which the Fund's shares are offered for sale. In addition, the Adviser has agreed to reimburse the Fund to the extent that expenses exceed .60 of 1 percent of average net assets. Prior to May 28, 1997, the Adviser limited expenses to 1 percent of average net assets. The expense limitation expires October 31, 1997, subject to earlier termination by the Adviser on 30 days' notice to the Fund.

The transfer agent fees of the Fund are paid to SteinRoe Services, Inc. (SSI), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company. SSI has entered into an agreement with Colonial Investors Service Center, Inc. an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, to act as a sub-transfer agent for the Fund.

The Adviser also provides certain accounting services. For the period ended May 30, 1997, the Fund incurred charges of $10.

Notes 5. Short-Term Debt

To facilitate portfolio liquidity, the Fund and Portfolio maintain borrowing arrangements under which they can borrow against portfolio securities. There were no borrowings during the period ended May 30, 1997.

Stein Roe Institutional High Yield Fund
Financial Highlights
(Unaudited)

Selected per-share date (for a share outstanding throughout the period), ratios, and supplemental data.

                                                      Period
                                                      Ended
                                                      May 30,
                                                      1997 (a)
                                                      --------
Net Asset Value, Beginning of Period                  $ 10.00

Income From Investment Operations
  Net investment income                                  0.42
  Net realized and unrealized gains on investments       0.18
                                                      -------
    Total from investment operations                     0.60

Distribution from net investment income                 (0.42)
                                                       ------
Net Asset Value, End of Period                        $ 10.18
                                                       ======
Ratio of net expenses to average net assets (b)         1.00%*
Ratio of net investment income to average net
  assets (c)                                            7.24%*
Total return (c)                                         5.25%
Net assets, end of period (000s)                      $   105

* Annualized

(a) The Fund commenced operations on January 3, 1997.
(b) If the Fund had paid all of its expenses and there had been no reimbursement by the Adviser, this ratio would have been 153.07 percent for the period ended May 31, 1997.
(c) Computed giving effect to Adviser's expense limitation undertaking.

SR&F High Yield Portfolio
Financial Highlights
                                                       Period
                                                       Ended
                                                       May 30,
                                                       1997 (a)
                                                       --------
Ratios to Average Net Assets
Ratio of net investment income to average net assets   8.60%*
Ratio of net expenses to average net assets            0.55%*
Portfolio turnover rate                                  84%

*Annualized
(a) The portfolio commenced operations on November 1, 1996.